                                                                      Exhibit 21

                          SUBSIDIARIES OF CONN'S, INC.

Subsidiary                                      Jurisdiction
----------                                      ------------
CAIAIR, Inc.                                      Delaware
CAI Credit Insurance Agency, Inc.                 Louisiana
CAI Credit Insurance Agency, L.P.                 Louisiana
CAI Credit, LLC                                   Delaware
CAI Holding Co.                                   Delaware
CAI, L.P.                                         Texas
Conn Appliances, Inc.                             Texas
Conn Appliances, LLC                              Delaware
Conn CC, L.P.                                     Texas
Conn Credit Corporation, Inc.                     Texas
Conn Credit, LLC                                  Delaware
Conn Funding I, L.P.                              Texas
Conn Funding II GP, LLC                           Texas
Conn Funding II, L.P.                             Texas
Conn Funding, LLC                                 Texas